UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   January 25, 2012

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Schnitzer Steel Industries, Inc. (the “Company”) held its 2012 annual meeting of shareholders on January 25, 2012.  For more information on the following proposals submitted to shareholders, please see the Company’s proxy statement filed with the Securities and Exchange Commission on December 14, 2011.  Below are the final voting results.

Proposal No. 1 – Election of Directors

Name	For	Withhold	Broker Non-Votes
David J. Anderson	22,537,508	736,738	0
John D. Carter	22,158,886	1,115,360	0
Kenneth M. Novack	22,167,106	1,107,140	0

Proposal No. 2 – Non-Binding Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
13,628,245	9,499,261	146,741	0

Proposal No. 3 – Non-Binding Vote on the Frequency of Future Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,928,637	26,297	720,979	598,333	0

In light of voting results on the frequency described above, and consistent with the Company’s recommendation, the Company’s board of directors determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.  The Company is required to hold votes on frequency every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: January 26, 2012	By:	/s/ Richard C. Josephson
Name: Richard C. Josephson
Title: Sr. V.P., General Counsel and Secretary